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                             ADVANCED MICRO DEVICES, INC.

                                         and

                             ____________________________

                                    as Depositary

                                         and

                            HOLDERS OF DEPOSITARY RECEIPTS









                                ______________________

                                  DEPOSIT AGREEMENT
                                ______________________






                              Dated as of ________, 19__








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
                                  TABLE OF CONTENTS


                                                                       Page

          Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                      ARTICLE I

                                     Definitions

          SECTION 1.01 "Authorizing Resolution" . . . . . . . . . . . . . 1
          SECTION 1.02 "Certificate of Incorporation" . . . . . . . . . . 1
          SECTION 1.03 "Company"  . . . . . . . . . . . . . . . . . . . . 1
          SECTION 1.04 "Deposit Agreement"  . . . . . . . . . . . . . . . 2
          SECTION 1.05 "Depositary"; "Depositary's Office"  . . . . . . . 2
          SECTION 1.06 "Depositary's Agent"   . . . . . . . . . . . . . . 2
          SECTION 1.07 "Depositary Shares"  . . . . . . . . . . . . . . . 2
          SECTION 1.08 "Receipt"  . . . . . . . . . . . . . . . . . . . . 2
          SECTION 1.09 "record holder"  . . . . . . . . . . . . . . . . . 2
          SECTION 1.10 "Registrar"  . . . . . . . . . . . . . . . . . . . 2
          SECTION 1.11 "Securities Act of 1933"   . . . . . . . . . . . . 2
          SECTION 1.12 "Stock"  . . . . . . . . . . . . . . . . . . . . . 2

                                      ARTICLE II

             Form of Receipts, Deposit of Stock, Execution and Delivery,
                    Transfer, Surrender and Redemption of Receipts

          SECTION 2.01 Form and Transferability of Receipts   . . . . . . 3
          SECTION 2.02 Deposit of Stock; Execution and Delivery
                           of Receipts in Respect thereof   . . . . . . . 4
          SECTION 2.03 Redemption of Stock  . . . . . . . . . . . . . . . 5
          SECTION 2.04 Transfer of Receipts   . . . . . . . . . . . . . . 6
          SECTION 2.05 Combinations and Split-ups of Receipts . . . . . . 7
          SECTION 2.06 Surrender of Receipts and Withdrawal
                           of Stock   . . . . . . . . . . . . . . . . . . 7
          SECTION 2.07 Limitations on Execution and Delivery,
                           Transfer, Surrender and Withdrawal
                           of Receipts  . . . . . . . . . . . . . . . . . 8
          SECTION 2.08 Lost Receipts, Etc.  . . . . . . . . . . . . . . . 8
          SECTION 2.09 Cancellation and Destruction
                           of Surrendered Receipts  . . . . . . . . . . . 9






                                     ARTICLE III

                     Certain Obligations of Holders of Receipts
                                   and the Company

          SECTION 3.01 Filing Proofs, Certificates
                           and Other Information  . . . . . . . . . . . . 9
          SECTION 3.02 Payment of Taxes or Other
                           Governmental Charges   . . . . . . . . . . . . 9
          SECTION 3.03 Warranties as to Stock   . . . . . . . . . . . . . 9

                                      ARTICLE IV

                          The Deposited Securities; Notices

          SECTION 4.01 Cash Distributions   . . . . . . . . . . . . . .  10
          SECTION 4.02 Distributions Other Than Cash  . . . . . . . . .  10
          SECTION 4.03 Subscription Rights, Preferences
                           or Privileges  . . . . . . . . . . . . . . .  11
          SECTION 4.04 Notice of Dividends; Fixing of Record
                           Date for Holders of Receipts   . . . . . . .  12
          SECTION 4.05 Voting Rights  . . . . . . . . . . . . . . . . .  12
          SECTION 4.06 Changes Affecting Deposited
                           Securities and Reclassifications,
                           Recapitalizations, etc.  . . . . . . . . . .  13
          SECTION 4.07 Reports  . . . . . . . . . . . . . . . . . . . .  13
          SECTION 4.08 Lists of Receipt Holders   . . . . . . . . . . .  14

                                      ARTICLE V

                            The Depositary and the Company

          SECTION 5.01 Maintenance of Offices, Agencies,
                           Transfer Books by the Depositary;
                           Registrar  . . . . . . . . . . . . . . . . .  14
          SECTION 5.02 Prevention or Delay in Performance
                           by the Depositary, the Depositary's
                           Agents or the Company  . . . . . . . . . . .  15
          SECTION 5.03 Obligations of the Depositary, the
                           Depositary's Agents and the Company  . . . .  15
          SECTION 5.04 Resignation and Removal of the
                           Depositary; Appointment of
                           Successor Depositary   . . . . . . . . . . .  17
          SECTION 5.05 Corporate Notices and Reports  . . . . . . . . .  18
          SECTION 5.06 Deposit of Stock by the Company  . . . . . . . .  18
          SECTION 5.07 Indemnification by the Company   . . . . . . . .  18
          SECTION 5.08 Charges and Expenses   . . . . . . . . . . . . .  19




                                      ARTICLE VI

                              Amendment and Termination

          SECTION 6.01 Amendment  . . . . . . . . . . . . . . . . . . .  19
          SECTION 6.02 Termination  . . . . . . . . . . . . . . . . . .  20

                                     ARTICLE VII

                                    Miscellaneous

          SECTION 7.01 Counterparts   . . . . . . . . . . . . . . . . .  21
          SECTION 7.02 Exclusive Benefit of Parties   . . . . . . . . .  21
          SECTION 7.03 Invalidity of Provisions   . . . . . . . . . . .  21
          SECTION 7.04 Notices  . . . . . . . . . . . . . . . . . . . .  21
          SECTION 7.05 Depositary's Agents  . . . . . . . . . . . . . .  22
          SECTION 7.06 Holders of Receipts Are Parties  . . . . . . . .  22
          SECTION 7.07 Governing Law  . . . . . . . . . . . . . . . . .  22
          SECTION 7.08 Headings   . . . . . . . . . . . . . . . . . . .  22

          Testimonium   . . . . . . . . . . . . . . . . . . . . . . . .  23
          Signatures  . . . . . . . . . . . . . . . . . . . . . . . . .  23

          Exhibit A






















                                  DEPOSIT AGREEMENT


               DEPOSIT AGREEMENT, dated as of _____ __, 19__, among ADVANCED MICRO DEVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware, _______________
          _________________________________________________________________
          _________________________________________________________________
          _______________________________,  and all  holders  from time  to time of Depositary Receipts issued hereunder.

                                     WITNESSETH:

               WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of ____________ shares of Preferred Stock, Series __, par value $.10 per share, of A d v a n c e d M i c r o D e v i c e s , I n c . w i t h
          ________________________________________
          _____________________, as Depositary, for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Receipts evidencing Depositary Shares, in respect of the ____ shares of Preferred Stock so deposited; and

               WHEREAS, the Depositary Receipts  are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

               NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                                      ARTICLE I

                                     DEFINITIONS

               The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement and the Receipts:

               SECTION 1.01. The term "Authorizing Resolution" shall mean the resolution adopted by the Company's Board of Directors on ___________, 19__, establishing and setting forth the powers, designations, preferences and rights of the Stock.

               SECTION 1.02. The term "Certificate of Incorporation" shall mean the Certificate of Incorporation, as amended from time to time, of the Company.

               SECTION 1.03. The term "Company" shall mean Advanced Micro Devices, Inc., incorporated under the laws of the State of




          Delaware  and having at the  date hereof its  principal office at
          One  AMD   Place,  Sunnyvale,  California   94088-3453,  and  its
          successors.

               SECTION 1.04. The term "Deposit Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time.

               SECTION 1.05.  The  term "Depositary" shall mean ___________
          _________________________________________________________________
          _________________________________________________________________
          _______________________________,  with  its principal  office for the administration of depositary receipts (the "Depositary's Office") at the date hereof located at __________________________ _________________________________________________________, and
          any successor as depositary hereunder.

               SECTION 1.06. The term "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

               SECTION 1.07. The term "Depositary Shares" shall mean the Depositary Shares, evidenced by the Depositary Receipts issued hereunder and representing the interests in Stock deposited with the Depositary hereunder. Each Depositary Share shall, as provided herein, represent an interest in one-____ (1/__) of one share of Stock and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and held at the time under this Deposit Agreement.

               SECTION 1.08. The term "Receipt" shall mean one or more of the Depositary Receipts issued hereunder.

               SECTION 1.09. The term "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

               SECTION 1.10. The term "Registrar" shall mean any bank or trust company which shall be appointed to register Receipts as herein provided.

               SECTION 1.11. The term "Securities Act of 1933" shall mean the Act of May 27, 1933 (15 U.S. Code, Secs. 77a-77aa), as from time to time amended.

               SECTION 1.12. The term "Stock" shall mean shares of the Company's Preferred Stock, Series ______, par value $.10 per share, heretofore validly issued, fully paid and nonassessable.



                                     ARTICLE II

                         FORM OF RECEIPTS, DEPOSIT OF STOCK,
                          EXECUTION AND DELIVERY, TRANSFER,
                               SURRENDER AND REDEMPTION
                                     OF RECEIPTS

               SECTION  2.01.    Form   and  Transferability  of  Receipts.
                                 ------------------------------------------
          Receipts shall be engraved or printed or lithographed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized officer and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory. Receipts executed as provided in this Section may be issued notwithstanding that any authorized officer of the Depositary signing such Receipts shall have ceased to hold office at the time of issuance of such Receipts. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

               Except as the Depositary and the Company may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares.

               All Receipts shall be dated the date of their execution.

               Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock or the Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

               Title to a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer and to the Depositary Shares evidenced thereby, shall be transferable by

          delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be
                       ------------------
          transferred on the books of the Depositary as provided in Section 2.04, the Depositary, each Depositary's Agent and the Company may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, or to any notice provided for in this Deposit Agreement and for all other purposes.

               SECTION 2.02.  Deposit  of Stock; Execution and Delivery  of
                              ---------------------------------------------
          Receipts in Respect Thereof.  Subject to the terms and conditions
          ----------------------------
          of this Deposit Agreement, any holder of Stock may deposit such Stock under this Deposit Agreement by a delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by law, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

               If required by the Depositary, Stock presented for deposit at any time, whether or not the register of stockholders of the company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property which any person in whose name the Stock is or has been recorded may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

               Subject  to  the  terms   and  conditions  of  this  Deposit
          Agreement, Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under
          Section 4.02 and upon exercise of the rights to subscribe referred to in Section 4.03.

               Upon each delivery to the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents above specified, the Depositary shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company for transfer and recordation in the name of the Depositary or its nominee of the Stock being deposited. Deposited Stock shall be held by the Depositary, at the Depositary's Office, or at such other place or places as the Depositary shall determine.


               Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office and at such other offices, if any, as it may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. However, in each case, any such delivery of a Receipt or Receipts will be made only upon payment to the Depositary of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Stock.

               SECTION 2.03.   Redemption of Stock.   Whenever the  Company
                               --------------------
          shall elect to redeem shares of Stock for cash pursuant to Clause
          (iii) of the Authorizing Resolution, it shall give the Depositary not less than 45 nor more than 90 days' notice of the date fixed by the Company for such redemption, the number of shares of Stock held by the Depositary to be so redeemed and the redemption price for the Stock to be redeemed (which shall include full cumulative dividends thereon to the redemption date). On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of such redemption and the simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed, first class mail, postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "redemption date"), to the holders of record on the record date for such redemption determined pursuant to Section 4.04 of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice, nor any defect in any notice, to one or more holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state the record date for the purposes of such redemption, the redemption date, the number of Depositary Shares to be redeemed, and, if less than all the Depositary Shares evidenced by Receipts held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the redemption price, the place or places where Receipts are to be surrendered for payment of the redemption price; and that dividends in
          respect     of     the       Stock     represented     by     the

          Depositary Shares to be redeemed will cease to accrue on the redemption date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly
                                                        --------
          as may be) or in any other equitable manner determined by the Depositary.

               At the close of business on the redemption date, if the Company shall have redeemed the shares of underlying Stock, the Depositary Shares being redeemed from proceeds equal in amount to the redemption price of the shares of Stock so called for redemption shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per share equal to one-________ (1/__) (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, represented thereby including all amounts paid by the Company in respect of dividends which to the redemption date have accrued on the shares to be so redeemed and have not theretofore been paid.

               If less than  all of  the Depositary Shares  evidenced by  a
          Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt, without service charge, upon surrender of such Receipt to the Depositary (with, if the
          Depositary so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Depositary, duly executed by the holder thereof or his attorney duly authorized in writing), together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

               SECTION 2.04.  Transfer  of Receipts.  Subject to  the terms
                              ----------------------
          and conditions of this Deposit Agreement, the Depositary shall register the transfer on its books from time to time of Receipts upon any surrender thereof at the Depositary's Office or at such other offices as it may designate for such purpose by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

               SECTION  2.05.    Combinations and  Split-ups  of  Receipts.
                                 ------------------------------------------
          Subject to the terms and conditions of this Deposit Agreement, upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, together with written instructions specifying the number of Receipts to be received upon such split-up or combination, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

               SECTION  2.06.   Surrender  of  Receipts  and Withdrawal  of
                                -------------------------------------------
          Stock.   Any  holder of  a Receipt  or Receipts  representing any
          ------
          number of whole shares of Stock may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals (unless the Depositary Shares represented thereby shall have been theretofore called for redemption). Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or
          Receipts so surrendered for withdrawal. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to
          Section 2.04) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer.

               If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order (accompanied by a signature guarantee) so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

               Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

               SECTION  2.07.    Limitations  on  Execution  and  Delivery,
                                 ------------------------------------------
          Transfer, Surrender  and Withdrawal of Receipts.   As a condition
          ------------------------------------------------
          precedent to the execution and delivery, transfer, split-up, combination, surrender or withdrawal of any Receipt, the Depositary or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn), may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

               The deposit of Stock may be refused, or the delivery of Receipts against Stock may be suspended or the transfer of Receipts may be refused (a) during any period when the register of stockholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or, with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Stock the distribution of which is required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such shares of Stock.

               SECTION  2.08.   Lost Receipts,  Etc.   In case  any Receipt
                                --------------------
          shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it, and payment of any expense (including fees and expenses of the Depositary notwithstanding the provisions of
          Section 5.08) in connection therewith.
               SECTION 2.09.   Cancellation and Destruction  of Surrendered
                               --------------------------------------------
          Receipts.    All Receipts  surrendered to  the Depositary  or any
          ---------
          Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

                                     ARTICLE III

                            CERTAIN OBLIGATIONS OF HOLDERS
                             OF RECEIPTS AND THE COMPANY

               SECTION  3.01.    Filing  Proofs,  Certificates   and  Other
                                 ------------------------------------------
          Information.   Any  person presenting  Stock  for deposit  or any
          ------------
          holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary may reasonably deem necessary or proper. The Depositary may withhold the delivery or delay the transfer, redemption or exchange of any Receipt or the withdrawal of the Stock represented by the depositary Shares evidenced by any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

               SECTION  3.02.    Payment  of Taxes  or  Other  Governmental
                                 ------------------------------------------
          Charges.   If any tax  or other governmental  charge shall become
          --------
          payable by or on behalf of the Depositary with respect to any Receipt evidencing Depositary Shares or with respect to the Depositary Shares evidenced by such Receipt or with respect to the Stock (or any fractional interest therein) represented by such Depositary Shares, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder of such Receipt. Transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until such payment is made, and any dividends or other distributions may be withheld, or any part or all of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

               SECTION  3.03.  Warranties as to Stock.   In the case of the
                               -----------------------
          initial deposit of  the Stock, the  Company and, in  the case  of subsequent  deposits thereof,  each  person so  depositing  Stock
          under   this  Deposit  Agreement  shall  be   deemed  thereby  to
          represent and  warrant  that  such  Stock  and  each  certificate
          therefor  are   valid,  that  the  person  making  such  deposit,
          or the person on whose behalf such deposit is made, has good and marketable title to such Stock, free and clear of any liens, claims or encumbrances, and that the person making such deposit is duly authorized so to do. The Company hereby further represents
          and  warrants  that  the  Stock,   when  issued,  will be  validly
          issued, fully  paid   and nonassessable. Such representations  and
          warranties shall survive the deposit of the Stock and the issuance of Receipts.

                                      ARTICLE IV

                          THE DEPOSITED SECURITIES; NOTICES

               SECTION 4.01.  Cash  Distributions.  Whenever the Depositary
                              --------------------
          shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Section 3.02, promptly distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary
          ------------------
          shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

               SECTION 4.02.  Distributions Other Than Cash.  Whenever  the
                              ------------------------------
          Depositary shall receive any distribution other than cash upon Stock, the Depositary shall, subject to Section 3.02, promptly distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the
          Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

               SECTION   4.03.     Subscription   Rights,  Preferences   or
                                   ----------------------------------------
          Privileges.  If the Company  shall at any time offer or  cause to
          -----------
          be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts on the record date fixed pursuant to Section 4.04 in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (a) if at the time of issue or offer of
          -----------------
          any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws and the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by
          Section 4.01 in the case of a distribution received in cash.

               If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently  in  advance  of  the  expiration  of  such  rights,
          preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

               If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

               SECTION 4.04.   Notice of  Dividends; Fixing of  Record Date
                               --------------------------------------------
          for Holders of  Receipts.   Whenever any cash  dividend or  other
          -------------------------
          cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Stock, the record date shall be the same date as the record date fixed by the Company with respect to the Stock for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed.

               SECTION 4.05.  Voting Rights.  Upon receipt of notice of any
                              --------------
          meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice (which shall be provided by the Company) which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date determined pursuant to Section 4.04 will be entitled, subject to any applicable provisions of law and of the Company's Certificate of Incorporation or the Authorizing Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Receipts, and a brief statement as to the manner in which such instructions may be given, including an express indication that
          instructions  may  be   given  to  the   Depositary  to  give   a
          discretionary  proxy to a person designated by the Company.  Upon
          the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby
          agrees  to   take  all  action  which  may  be  deemed  necessary
          by     the      Depositary      in    order    to   enable    the
          Depositary  to  vote  such Stock or cause such Stock to  be voted.
          The  Depositary   shall  not  vote  to  the  extent  of  the Stock
          represented by the Depositary Shares evidenced by any Receipts except in accordance with written instructions from a holder entitled hereunder to give such instructions.

               SECTION 4.06.   Changes  Affecting Deposited  Securities and
                               --------------------------------------------
          Reclassifications, Recapitalizations,  etc.  Upon  any change  in
          -------------------------------------------
          par or stated value, split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary may, in its discretion (with the approval of) and shall (upon the instructions of) the Company and, in either case, in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, consolidation or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all of the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Company shall cause effective provision to be made by the resulting or surviving corporation (if other than the Company) for protection of the conversion rights of holders of Stock or such rights as may be applicable upon exchange of such Stock for securities, cash or other property of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

              SECTION 4.07.  Reports.  The Depositary shall make available
                              --------
          for inspection by holders of Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are both (a) received by the Depositary as the holder of Stock and (b) made generally available to the holders of Stock by the Company.

               SECTION  4.08.   Lists  of Receipt  Holders.   Promptly upon
                                ---------------------------
          request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.
                                      ARTICLE V

                            THE DEPOSITARY AND THE COMPANY

               SECTION 5.01.   Maintenance  of Offices,  Agencies, Transfer
                               --------------------------------------------
          Books by the  Depositary; Registrar.   Until termination of  this
          ------------------------------------
          Deposit Agreement in accordance with its terms, the Depositary shall maintain in [______________________________], an office or agency for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Stock and for any other purposes for which such an office or agency is required under the rules of any national securities exchange on which the Depositary Shares are listed.

               The Depositary shall maintain, or cause one of the Depositary's Agents to maintain, appropriate records which shall reflect registrations, registrations of transfers, exchanges, split-ups and combinations of Receipts. The Depositary shall make available at its said office or agency in [______________________________] for inspection by any holder of a Receipt in the same manner and for the same purposes that holders of Stock are entitled to inspect the list of holders of Stock of the Company, a list of holders of record of the Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

               If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with any requirements  of such Exchange.  Such Registrar (which may be the
          Depositary if  so permitted by the requirements of such Exchange)
          may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts or such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulations.

               SECTION 5.02.   Prevention  or Delay  in Performance  by the
                               --------------------------------------------
          Depositary, the Depositary's Agents or the  Company.  Neither the
          ----------------------------------------------------
          Depositary nor any Depositary's Agents nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America, or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Company's Certificate of Incorporation or the Authorizing Resolution or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

               SECTION   5.03.     Obligations  of   the   Depositary,  the
                                   ----------------------------------------
          Depositary's  Agents  and  the  Company.    The  Depositary,  any
          ----------------------------------------
          Depositary's Agent and the Company each assumes no obligation and shall be subject to no liability under this Deposit Agreement or any Receipt, other than to perform such duties as are specifically set forth for it to perform and undertaken by it to perform in this Deposit Agreement.

               Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of Stock, Depositary Shares or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

               The Depositary undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Depositary Shares, by their acceptance thereof, shall be bound:
                    (a) the Depositary may consult with counsel (who may be counsel for the Company) and the opinion of such counsel shall be full and complete authorization and protection to the Depositary as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; provided, however, that the Depositary shall have exercised reasonable care in the selection of such counsel;

                    (b) whenever in the performance of its duties under this Agreement the Depositary shall deem it necessary or
               desirable  that   any    fact  or   matter   be   proved  or
               established by  the Company  prior  to taking  or  suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or a President or a Vice President or the Secretary of the
               Company   and  delivered   to  the   Depositary;   and  such
               certification shall be full authorization to the Depositary for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

                    (c) the Depositary shall be liable hereunder only for its own negligence, bad faith or wilful misconduct;

                    (d) the Depositary shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Depositary Shares or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only;

                    (e) the Depositary shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Depositary); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Depositary Share; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Depositary Shares or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and non-assessable;

                    (f)  the Depositary is  hereby authorized and  directed
               to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board or a President or a Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer;
                    (g)  the Depositary may execute and exercise any of the
               rights or powers  hereby vested  in it or  perform any  duty hereunder  either itself or  by or through  its attorneys or agents,  and  the  Depositary  shall not  be  answerable  or accountable for  any act, default, neglect  or misconduct of any such attorneys or agents or for any loss to the  Company
               resulting  from  such   neglect  or  misconduct;   provided,
                                                                  ---------
               however, that  reasonable  care  shall  have  been exercised
               --------
               in   the   selection  and    continued  employment  of  such
               attorneys and agents; and

                    (h) the Depositary will not incur any liability or responsibility to the Company or to any holder of any Depositary Share for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Depositary to be genuine and to have been signed, sent or presented by the proper party or parties.

               The Depositary will indemnify the Company against, and hold it harmless from, any liability which may arise out of acts performed or omitted by the Depositary due to its own negligence, bad faith or wilful misconduct.

               The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates, may loan money to the Company and its affiliates and may engage in any other business with or for the Company and its affiliates.

               SECTION 5.04.   Resignation  and Removal of  the Depositary;
                               --------------------------------------------
          Appointment  of Successor Depositary.  The  Depositary may at any
          -------------------------------------
          time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

               The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

               In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least

          $50,000,000.    If  no   successor  depositary  shall  have  been
          appointed and accepted appointment within 60 days after the delivery of the notice of resignation or removal, as the case may be, the Depositary or any holder of any Receipt (on behalf of himself and all other holders of Receipts) may petition any court of competent jurisdiction for the appointment of a successor depositary, and such court may thereupon, after such notice
          (if  any)  as  it  may   deem   proper,  appoint  such  successor
          depositary.       Every       successor      depositary     shall
          execute  and  deliver  to  its  predecessor  and to the Company an
          instrument in writing accepting its  appointment   hereunder,  and
          thereupon   such  successor depositary, without any further act or
          deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any money or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Thereupon, the predecessor Depositary shall be relieved of all obligations and duties under this Deposit Agreement and the Receipts and shall incur no liability in respect of action taken or omitted to be taken on any date subsequent to the date of such instrument. Any successor depositary shall promptly mail
          notice  of   its appointment to the record holders of Receipts.

               Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act.

               SECTION 5.05.  Corporate  Notices and Reports.   The Company
                              -------------------------------
          agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the
          Company's Certificate of Incorporation and the Authorizing Resolution to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the holders of Receipts (at the Company's expense) such other documents as may be requested by the Company.

               SECTION 5.06.  Deposit of Stock by the Company.  The Company
                              --------------------------------
          agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock, if such Stock is required to be registered under the provisions of the Securities Act of 1933 and no registration statement is at such time in effect as to such Stock.

               SECTION 5.07.  Indemnification by  the Company.  The Company
                              --------------------------------
          agrees to indemnify the Depositary against, and hold it harmless from, (i) any liability which may arise out of acts performed or
          omitted  in  connection  with   this  Deposit  Agreement  or  the
          Receipts,   as    the   same   may   be   amended,   modified  or
          supplemented from time to time, (a) by the Depositary, except to the extent such liability results from its own negligence, bad faith or willful misconduct, or (b) by the Company or any of its agents, or (ii) any liability or expense which may arise out of or in connection with the registration of Stock or the offer or sale to the public of the Stock or the offer or sale of the Receipts except to the extent that such liability or expense arises out of information furnished by the Depositary, Registrar or any of their respective agents (including any Depositary's Agent).

               SECTION  5.08.    Charges  and  Expenses.   No  charges  and
                                 -----------------------
          expenses of the Depositary or any Depositary's Agent hereunder, or those of any Registrar, shall be payable by any person other than the Company except for any taxes and other governmental charges, any fees and expenses of the Depositary as set forth in
          Section 2.08 and as set forth in the next succeeding sentence. If, at the election of a holder of Stock or Receipts, any delivery or communication from the Depositary to such holder is by telegram or telex or if the Depositary incurs charges or expenses for which it is not otherwise liable hereunder at the election of such holder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every month.

                                      ARTICLE VI

                              AMENDMENT AND TERMINATION

               SECTION 6.01.   Amendment.  The form of the Receipts and any
                               ----------
          provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Upon the execution of any such agreement to so amend this Deposit Agreement, except as hereinafter provided, such amendment  shall become effective and  shall form a  part of this
          Deposit  Agreement for  all  purposes.   Any amendment,  however,
          which shall impose or increase any fees, taxes or charges (other than fees and charges provided for herein) upon the holders of the Receipts, or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been mailed to the record holders of outstanding Receipts. Every holder of an outstanding Receipt, at the time any such amendment so becomes effective, shall be deemed, by continuing to hold
          such      Receipt,          to       consent       and      agree
          to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Section 2.06 and
          Article III hereof or of Paragraphs 9 and 10 of any Receipt, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

               SECTION  6.02.  Termination.   Whenever  so directed  by the
                               ------------
          Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. Upon the termination of this Deposit Agreement pursuant to this paragraph, the holders of Receipts shall have the immediate right to surrender Receipts and receive therefor the Stock or other property to which such holders are entitled.

               If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Stock or if applicable principal of and interest on and other distributions pertaining to the Debentures, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property represented by Receipts, including, if applicable, the Debentures and other property deliverable upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell the Stock or, if applicable,  the Debentures,  then  held hereunder  at public  or private  sale, at such place or places  and upon such terms as it
          deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of
          Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the
          Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08.

                                     ARTICLE VII

                                    MISCELLANEOUS

               SECTION 7.01.   Counterparts.  This Deposit Agreement may be
                               -------------
          executed  in any  number  of counterparts,  and  by each  of  the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

               SECTION 7.02.  Exclusive Benefit  of Parties.  This  Deposit
                              ------------------------------
          Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

               SECTION 7.03.  Invalidity of Provisions.  In case any one or
                              -------------------------
          more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

               SECTION 7.04.  Notices.  Any  and all notices to be given to
                              --------
          the Company hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to the Company at One AMD Place, Sunnyvale, California 94088-3453, Attention: Treasurer, or at any other place to which the Company may have transferred its principal executive office.
               Any and all notices to be given to the Depositary hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at the Depositary's Office.

               Any and all notices to be given to any record holder of a Receipt hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

               Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

               SECTION 7.05.  Depositary's Agents.  The Depositary may from
                              --------------------
          time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company in advance of any such action and shall not take any such action of which the Company shall disapprove.

               SECTION 7.06.  Holders of Receipts Are Parties.  The holders
                              --------------------------------
          of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

               SECTION 7.07.  Governing Law.  The Deposit Agreement and the
                              --------------
          Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of [____________________].


               SECTION  7.08.   Headings.    The headings  of  articles and
                                ---------
          sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

               IN WITNESS WHEREOF, ADVANCED MICRO DEVICES, INC. and ___________________________________________ have duly executed this Agreement and affixed their respective seals hereto as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

          [Seal]                        ADVANCED MICRO DEVICES, INC.

          Attest:


          ____________________   By: __________________________________________
          Assistant Secretary        Marvin D. Burkett
                                     Senior Vice President
                                     Chief Administrative Officer and Secretary
                                     Chief Financial Officer and Treasurer


          [Seal]                        _____________________________


          Attest:


          ___________________________   By: _________________________


                                                                  EXHIBIT A
                                                                  ---------
                                  DEPOSITARY RECEIPT
                                         FOR
                                     DEPOSITARY
                                        SHARES
                     EACH REPRESENTING ONE-_____ (1/__) SHARE OF
                             PREFERRED STOCK, SERIES ___
                              ($.10 par value per share)

                                          OF

                             ADVANCED MICRO DEVICES, INC.
                (Incorporated under the Laws of the State of Delaware)

          No. ___________     Depositary Shares (each representing
                              one-_____ (1/__) share of Preferred Stock, Series __ ($.10 par value per share)

               1. _________________________________________________________
          _________________________________________________________________
          _____________________________________________________________, as
          Depositary (the "Depositary"), hereby certifies that ___________ ___________________ is the registered owner of _________________
          ___________________ Depositary Shares ("Depositary Shares"), each Depositary Share representing one-_____ (1/__) (as such fraction may from time to time be adjusted in the event of certain amendments to the Certificate of Incorporation) of one share of the Preferred Stock, Series __ ($.10 par value per share) (the "Stock"), of ADVANCED MICRO DEVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company") deposited with, and held by, the Depositary. The rights, preferences and limitations of the Stock are set forth in the resolution adopted by the Company's Board of Directors (the "Authorizing Resolution"), copies of which are on file at the
          Depositary's    Office    at   ___________________    ________
          ____________________.

               2.   The  Deposit  Agreement.     Depositary  Receipts  (the
                    ------------------------
          "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of _____ __ 19__ (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary in respect of the Stock deposited and any and all other property and cash from time to time held thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms shall have the meanings ascribed thereto in the Deposit Agreement.
               3.   Redemption  at  the  Company's Option.    Whenever  the
                    --------------------------------------
          Company shall elect to redeem shares of Stock pursuant to the Authorizing Resolution, it shall give the Depositary not less than 45 nor more than 90 days' notice of the date fixed by the Company for such redemption, the number of shares of Stock held by the Depositary to be redeemed and the redemption price for the Stock to be so redeemed (which shall include full cumulative dividends thereon to the redemption date). The Depositary shall mail notice of such redemption and the simultaneous redemption of a corresponding number of Depositary Shares from the proceeds of such redemption of Stock not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares to the holders of record on the record date for such redemption (determined as provided in Paragraph 17 below) of the Depositary Shares to be so redeemed. In case less than all the outstanding Depositary Shares are to be so redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner selected by the Depositary. At the close of business on the redemption date, if the Company shall have redeemed the shares of underlying Stock, the Depositary Shares being redeemed from proceeds equal in amount to the redemption price of the shares of Stock as called for redemption shall be deemed to be no longer outstanding, all rights of holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the redemption price therefor specified in said notice, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which to the redemption date have accrued on the shares to be so redeemed and have not theretofore been paid. If less than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the record holder of this Receipt, without service charge, upon its surrender to the Depositary (with, if the Depositary so requires, due endorsement by or a written instrument of transfer in form satisfactory to the Depositary, duly executed by the holder thereof or his attorney duly authorized in writing), together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

               4.   Surrender of  Receipts and  Withdrawal of Stock.   Upon
                    ------------------------------------------------
          surrender of this Receipt to the Depositary at the Depositary's Office, or at such other offices as it may designate, and subject to the provisions of the Deposit Agreement (unless the Depositary
          Shares  evidenced   hereby  have  been   theretofore  called  for
          redemption), the holder  hereof is entitled  to withdraw, and  to obtain delivery,  to or  upon the order  of such  holder, of  the
          Stock and   all  money  and  other  property,  if  any,   at  the
          time represented thereby;  provided, however,  that in the  event
                                     ------------------
          this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall, in addition to such number of whole shares of Stock and the money and other property, if any, to be so withdrawn, deliver, to or upon the order of such holder, a new Receipt evidencing such excess number of Depositary Shares.

               5.   Transfers,  Split-ups, Combinations.   This  Receipt is
                    ------------------------------------
          transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, evidencing the same aggregate number of Depositary Shares and evidenced by the Receipt or Receipts surrendered.

               6.   Conditions to Signing and Delivery, Transfer, etc.,  of
                    -------------------------------------------------------
          Receipts.   Prior to the execution and delivery, transfer, split-
          ---------
          up, combination, surrender, withdrawal or exchange of this Receipt, the Depositary, or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn, converted or exchanged), may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as it may establish pursuant to the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file such information, and to execute such certificates, as the Depositary or the Company may reasonably deem necessary or proper.

               7.   Suspension of Delivery, Transfer,  etc.  The deposit of
                    ---------------------------------------
          Stock, the delivery of this Receipt against Stock, the transfer, surrender or exchange of this Receipt may be refused or suspended
          (a) during any period when the register of stockholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or, with the approval of the Company, for any other reason.

              8.   Payment of Taxes or Other Governmental Charges.  If any
                   -----------------------------------------------
          tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt or with respect to the Depositary Shares evidenced hereby or with respect to the Stock (or any fractional interest therein) represented by such Depositary Shares, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of this Receipt or any withdrawal of the Stock and all money and other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused until such payment is made, and any dividends or other distributions may be withheld, or any part or all of the Stock or other property represented by the Depositary Shares evidenced by this Receipt and not theretofore sold may be sold for the account of the holder hereof, and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

               9.   Warranties by Depositor.   In the  case of the  initial
                    ------------------------
          deposit of Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid, that the person making such deposit, or the person on whose behalf such deposit is made, has good and marketable title to such Stock, free and clear of any liens, claims or encumbrances, and that the person making such deposit is duly authorized so to do.

               10.  Amendment.  The form of the Receipts and any provisions
                    ----------
          of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment, however, which imposes or increases any fees, taxes or charges (other than fees, taxes and charges provided for in the Deposit Agreement) upon the holders of the Receipts, or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Paragraphs 7 and 8 hereof and of
          Section 2.06 and Article III of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to convert such shares into Common Stock or to deliver to the holder the Stock and all money and other property, if any, represented
          thereby, except in order to comply with mandatory provisions of applicable law.

               11.  Charges of Depositary.  No  charges and expenses of the
                    ----------------------
          Depositary or any Depositary's Agent under the Deposit Agreement, or those of any Registrar, shall be payable by any person other than the Company, except for any taxes and other governmental charges, any fees and expenses of the Depositary as set forth in
          Section 2.08 and as set forth in the next succeeding sentence. If, at the election of a holder of Stock or Receipts, any delivery or communication from the Depositary to such holder is by telegram or telex or if the Depositary incurs charges or expenses for which it is not otherwise liable hereunder at the election of such holder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses.

               12.  Title  to Receipts.  It is a condition of this Receipt,
                    -------------------
          and every successive holder thereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt
                                 ------------------
          shall be transferred on  the books of the Depositary  as provided in Section 2.04 of the Deposit Agreement, the Depositary, each Depositary's Agent and the Company may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

               13.  Dividends and  Distributions.  Whenever  the Depositary
                    -----------------------------
          receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, promptly make such distribution to the holders of Receipts as nearly as practicable in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that the amount
                                     -------------------
          distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Stock may be distributed to such holders of Receipts as provided in the Deposit Agreement.
               14.  Subscription Rights, Preferences or Privileges.  If the
                    -----------------------------------------------
          Company shall at any time offer to the record holders of the Stock any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of
          Receipts on the record date fixed as determined in Paragraph 15 in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however,
                                                         ------------------
          that (a) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to the provisions of Paragraph 8 hereof, be distributed by the Depositary to the record holders of Receipts entitled hereto as in the case of a distribution received in cash.

               If any other action (including the registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate) under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its best efforts and take all steps available to it to obtain such registration, authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable holders of
          Receipts to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless or until the relevant registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.
               15.  Fixing of Record  Date.  Whenever any  cash dividend or
                    -----------------------
          other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed.

               16.  Voting  Rights.  Upon receipt of  notice of any meeting
                    ---------------
          at  which  the  holders  of  Stock  are  entitled  to  vote,  the
          Depositary shall, as soon as practicable, mail to the record holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 15 will be entitled, subject to any applicable provisions of law and of the Company's Certificate of Incorporation or the Authorizing Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by the Depositary Shares evidenced by their respective Receipts, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

               17.  Changes  Affecting  Deposited  Securities.    Upon  any
                    ------------------------------------------
          change in par or stated value, split-up, consolidation or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary may, in its discretion (with the approval of) and shall (upon the instructions of) the Company and, in either case, in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or in respect  of the Stock as new deposited securities under
          the  Deposit  Agreement,  and  Receipts  then  outstanding  shall thenceforth represent the new deposited securities so received in exchange for or in respect of such Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

               18.  Reports;  Inspection of Transfer Books.  The Depositary
                    ---------------------------------------
          shall make available for inspection by holders of Receipts at the Depositary's Office and at such other places as it may from time to time deem advisable any reports and communications received from the Company which are both (a) received by the Depositary as the holder of Stock and (b) made generally available to the holders of Stock by the Company. The Depositary shall also send to record holders of Receipts copies of such notices, reports and other financial statements to the extent provided in the Deposit Agreement when furnished by the Company. The Depositary shall maintain, or cause one of the Depositary's Agents, to maintain appropriate records which shall reflect registrations, registrations of transfers, split-ups and combinations of Receipts. The Depositary shall make available at its office or
          agency in [                  ] for inspection by any  holder of a
          Receipt in the same manner and for the same purposes that holders of Stock are entitled to inspect the list of holders of Stock of the Company, a list of holders of record of the Receipts.

               19.  Liability  of the  Depositary, the  Depositary's Agents
                    -------------------------------------------------------
          and  the Company.   Neither the Depositary,  nor any Depositary's
          -----------------
          Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Company's Certificate of Incorporation or the Authorizing Resolution or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

               20.  Obligations  of the Depositary, the Depositary's Agents
                    -------------------------------------------------------
          and  the Company.  The Depositary, any Depositary's Agent and the
          -----------------
          Company each assumes  no obligation  and shall be  subject to  no

          liability under the Deposit Agreement or any Receipt, except to perform such duties as are specifically set forth in and undertaken by it to perform in the Deposit Agreement.

               Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of Stock, Depositary Shares or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

               Neither the Depositary nor any Depositary's Agent nor the Company will be liable for any action taken, suffered or omitted by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Company will indemnify the Depositary against, and hold it harmless from, (i) any liability which may arise out of acts performed or omitted in connection with the Deposit Agreement or the Receipts, as the same may be amended, modified or supplemented from time to time (a) by the Depositary, except to the extent that liability results from its own negligence, bad faith or wilful misconduct, or (b) by the Company or any of its agents, or (ii) any liability or expense which may arise out of or in connection with the registration of Stock or the offer or sale to the public of the Stock or the offer or sale of the Receipts except to the extent that such liability or expense arises out of information furnished by the Depositary, Registrar or any of their respective agents (including any Depositary's Agent).

               The Depositary will indemnify the Company against, and hold it harmless from, any liability which may arise out of acts performed or omitted by the Depositary due to its own negligence, bad faith or wilful misconduct.

               The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates, may loan money to the Company and its affiliates and may engage in any other business with or for the Company and its affiliates.

               21.  Resignation and Removal of Depositary.   The Depositary
                    --------------------------------------
          may at any time (a) resign by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment, or (b) be removed by the Company by notice of such removal delivered to the Depositary, such removal to take

          effect upon the appointment of a successor depositary and its acceptance of such appointment, all as provided in the Deposit Agreement.

               22.  Termination of Deposit Agreement.  Whenever so directed
                    ---------------------------------
          by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses. Upon the termination of the Deposit Agreement, the holders of Receipts shall have the immediate right to surrender their Receipts and receive therefor the Stock or other property to which such holders are entitled.

               If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

               23.  Governing Law.  The  Deposit Agreement and this Receipt
                    --------------
          and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance
          with, the laws of the State of [                  ].

               This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed manually, or if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized officer and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory.

          Dated:                             ___________________________
                                             Depositary

                                             By ___________________________
                                                  Authorized Officer



                (Please print name and address of registered holder)


          Name ________________________________________________________

          Address _____________________________________________________

          (Please indicate other delivery instructions, if applicable)

          Name ________________________________________________________

          Address _____________________________________________________












                                 [FORM OF ASSIGNMENT]

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________ the within
          Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints ________________________________ his attorney, to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.

          Dated:

                                   Signature ___________________________
                                             NOTE:   The  above   signature
                                             should correspond exactly with
                                             the name on  the face of  this
                                             Receipt.











                                      A-12